Exhibit 99.1

NEWS BULLETIN	AAON, Inc. 2425 South Yukon Ave. • Tulsa, OK 74107-2728 • Ph: (918) 583-2266 • Fax: (918) 583-6094 • •http://www.aaon.com•

FOR IMMEDIATE RELEASE March 14, 2013	For Further Information: Jerry R. Levine • Phone: (914) 244-0292 • Fax: (914) 244-0295 Email: jrladvisor@yahoo.com

AAON REPORTS HIGHER 2012 AND RECORD FOURTH QUARTER RESULTS

Tulsa, OK, March 13, 2013 – AAON, Inc. (NASDAQ-AAON), today announced its operating results for the year 2012. Sales increased 14% to a record $303.1 million from $266.2 million in 2011, while net income increased 96% to $27.4 million compared to $14.0 million in the previous year. Sales in the fourth quarter of 2012 increased 23% to a record $78.0 million from $63.4 million in 2011. Net income increased 770% to a record $7.6 million compared to $0.9 million in the same period a year ago.

Earnings per diluted share for year 2012 were $1.11 compared to $0.56 in 2011, based upon 24.7 million and 24.9 million diluted shares outstanding, respectively, while earnings for the fourth quarter of 2012 were $0.31per diluted share compared to $0.04 per diluted share in 2011, based upon 24.6 million and 24.8 million diluted shares outstanding, respectively.

Norman H. Asbjornson, President and CEO, stated, “We are very proud of our operating results for year 2012 and for exceeding $300 million in sales for the first time. These results were achieved in spite of a continuing weak national economy. We addressed these problems through the development of new products; improvement of our sales force; addition of new facilities; rearrangement of production lines; and purchases of improved manufacturing machinery. Also extremely important has been the stability, training and dedication of our employees. These factors combined to provide greater productivity, improved efficiencies and a significant increase in our market share.”

Mr. Asbjornson then pointed out that, “While gross profit in 2012 increased greatly to 23.3% from 17.4% in 2011, this difference is attributable to the above-mentioned factors and abnormal expenses incurred in 2011 as previously reported. However, we have begun to witness some inflationary pressure from rising raw material, components and labor costs. If this continues, our 2012 gross profit may not be sustainable throughout the 2013 calendar year.”

Mr. Asbjornson next said, “It appears from information available to us that there will be a flat to modestly improving economy in our segments of the HVAC industry in 2013. Based upon this forecast and other factors, we anticipate AAON having another good year in 2013.”

The Company will host a conference call today at 4:15 P.M. Eastern Time to discuss year 2012 and fourth quarter results. To participate, call 1-877-737-1669 (Code: VA 55540).

AAON, Inc. is a manufacturer of air-conditioning and heating equipment consisting of rooftop units, chillers, air-handling units, condensing units, heat recovery units, commercial self-contained units and coils. Its products serve the new construction and replacement markets. The Company has successfully gained market share through its “semi-custom” product lines, which offer the customer value, quality, function, serviceability and efficiency.”

Certain statements in this news release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933.  Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statements.

AAON, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income

	Three Months Ended		Year Ended
	December 31		December 31
	2012	2011	2012	2011

	(in thousands, except per share data)
Net sales	$78,008	$63,402	$303,114	$266,220
Cost of sales	59,279	54,755	232,615	219,939
Gross profit	18,729	8,647	70,499	46,281
Selling, general and administrative expenses	6,634	5,611	26,261	22,310
Loss(gain) on disposal of assets	21	1,816	4	1,802
Income from operations	12,074	1,220	44,234	22,169
Interest expense	(1)	(104)	(44)	(277)
Interest income	31	11	86	98
Other income(expense), net	(9)	213	41	(477)
Income before taxes	12,095	1,340	44,317	21,513
Income tax provision	4,517	469	16,868	7,527
Net income	$7,578	$871	$27,449	$13,986

Earnings per share:
Basic	$0.31	$0.04	$1.12	$0.57
Diluted	$0.31	$0.04	$1.11	$0.56
Cash dividends declared per common share:	$0.24	$0.12	$0.36	$0.24
Weighted average shares outstanding:
Basic	24,525	24,635	24,550	24,690
Diluted	24,630	24,821	24,699	24,881

AAON, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets

	December 31
	2012	2011
Assets	(in thousands, except share and per share data)
Current assets:
Cash and cash equivalents	$3,159	$13
Certificates of deposit	3,120	-
Investments held to maturity at amortized cost	2,832	-
Accounts receivable, net	43,866	34,137
Income tax receivable	694	10,016
Notes receivable	28	27
Inventories, net	32,614	34,948
Prepaid expenses and other	740	723
Deferred tax assets	4,493	4,523
Total current assets	91,546	84,387
Property, plant and equipment:
Land	1,340	1,340
Buildings	59,761	56,057
Machinery and equipment	117,617	114,256
Furniture and fixtures	8,906	7,784
Total property, plant and equipment	187,624	179,437
Less: Accumulated depreciation	96,929	85,935
Property, plant and equipment, net	90,695	93,502
Certificates of deposit	2,120	-
Investments held to maturity at amortized cost	8,041	-
Note receivable, long-term	1,091	1,092
Total assets	$193,493	$178,981

Liabilities and Stockholders' Equity
Current liabilities:
Revolving credit facility	$-	$4,575
Accounts payable	13,047	14,118
Accrued liabilities	26,578	19,994
Total current liabilities	39,625	38,687
Deferred tax liabilities	15,732	17,790

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.001 par value, 11,250,000 shares authorized,	-	-
no shares issued
Common stock, $.004 par value, 112,500,000 shares authorized,	98	98
24,517,749 and 24,618,324 issued and outstanding at December
31, 2012 and 2011, respectively
Additional paid-in capital	-	-
Retained earnings	138,038	122,406
Total stockholders' equity	138,136	122,504
Total liabilities and stockholders' equity	$193,493	$178,981

AAON, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows

	Years Ending December 31,
	2012	2011	2010
Operating Activities	(in thousands)
Net income	$27,449	$13,986	$21,894
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13,407	11,397	9,886
Amortization of bond premiums	155	156	379
Provision for losses on accounts receivable, net of adjustments	(83)	(289)	(117)
Provision for excess and obsolete inventories	63	(50)	-
Share-based compensation	1,294	680	791
Excess tax benefits from stock options exercised and restricted stock awards vested	(393)	(211)	(356)
(Gain) loss on disposition of assets	4	1,802	(73)
Unrealized gain on financial derivative asset	-	-	(14)
Foreign currency transaction gain	(27)	(8)	-
Interest income on note receivable	(42)	-	-
Deferred income taxes	(2,028)	10,122	(558)
Changes in assets and liabilities:
Accounts receivable	(9,646)	6,053	(6,403)
Income tax receivable	9,715	(10,016)	-
Inventories	2,271	(1,296)	(4,814)
Prepaid expenses and other	(17)	(67)	431
Financial derivative asset	-	-	2,214
Accounts payable	2,461	(2,751)	6,522
Accrued liabilities	6,584	(3,024)	2,370
Net cash provided by operating activities	51,167	26,484	32,152

Investing Activities
Proceeds from sale of property, plant and equipment	11	482	136
Investment in certificates of deposits	(6,540)	-	(2,745)
Maturities of certificates of deposits	1,300	1,503	1,242
Purchases of investments held to maturity	(11,654)	-	(12,018)
Maturities of investments	-	9,364	2,119
Proceeds from assets held for sale	-	-	460
Proceeds from called investment	626	-	-
Capital expenditures	(14,147)	(35,914)	(17,470)
Principal payments from note receivable	69	27	-
Net cash used in investing activities	(30,335)	(24,538)	(28,276)

Financing Activities
Borrowings under revolving credit facility	34,847	82,078	20,839
Payments under revolving credit facility	(39,422)	(77,503)	(20,839)
Payments of long-term debt	-	-	(76)
Stock options exercised	1,996	494	1,168
Excess tax benefits from stock options exercised and restricted stock awards vested	393	211	356
Repurchase of stock	(6,660)	(3,671)	(19,480)
Cash dividends paid to stockholders	(8,840)	(5,935)	(9,168)
Net cash used in financing activities	(17,686)	(4,326)	(27,200)

Effects of exchange rate on cash	-	-	78
Net increase (decrease) in cash and cash equivalents	3,146	(2,380)	(23,246)
Cash and cash equivalents, beginning of year	13	2,393	25,639
Cash and cash equivalents, end of year	$3,159	$13	$2,393